Exhibit 10.1

RRSAT GLOBAL COMMUNICATIONS NETWORK LTD.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 13, 2006 by and among RRSat Global Communications Network Ltd., an Israeli company (the “Company”), and the shareholders listed on Schedule A (each a “Shareholder” and collectively the “Shareholders”).

The Shareholders are the owners of that number of ordinary shares of the Company, par value NIS 1.00 per share (the “Ordinary Shares”), set forth opposite each such Shareholder’s name on Schedule A.

In consideration of the mutual premises and covenants contained in this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions

For purposes of this Agreement, the following terms have the meanings set forth below:

(a)          “Act” means the Securities Act of 1933, as amended.

(b)         “Charter” means the Articles of Association of the Company, as amended.

(c)          “Form F-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)         “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 4 hereof.

(e)          “Initial Holder” means any of Del-Ta Engineering Equipment Ltd., Kardan Communications Ltd. or David Rivel, or any assignee thereof in accordance with Section 4 hereof.

(f)            “Initial Public Offering” means the first firm commitment underwritten public offering of securities of the Company pursuant to an effective registration statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), which securities are deemed “covered security” as such term is defined in Section 18 of Act.

(g)         “Material Adverse Information” means material adverse information about the Company’s business or results of operations that is known by the Company’s senior executive officers. For the avoidance of doubt, Material Adverse Information shall not refer to information about, related to or based upon events, actions or occurrences associated with the Company’s competitors, general market conditions, the economy, the state of the capital markets, demand for the Company’s securities, national or international security concerns, outbreak of hostilities or natural disasters.

(h)         “1934 Act” means the Securities Exchange Act of 1934, as amended.

(i)             “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j)             “Registrable Securities” means (i) the Ordinary Shares held by the Shareholders on the date hereof (the “Shares”), and (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, excluding in all cases, however, any Registrable Securities sold by a person (x) in a transaction in which his, her or its rights under Section 2 hereof are not assigned, (y) pursuant to a registration statement under the Act that has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (z) in a transaction in which such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Act.

(k)          “SEC” shall mean the Securities and Exchange Commission.

2.                                      Registration Rights.

The Company covenants and agrees as follows:

2.1         Demand Registration.

(a)          Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the lapse of six (6) months from the closing date of the Initial Public Offering, a written request from the Holders of the then outstanding Registrable Securities (the “Initiating Holders”), that the Company file a registration statement under the Act covering the registration of then outstanding Registrable Securities, and the Initiating Holders propose to sell Registrable Securities at an aggregate price to the public (before any underwriters’ discounts or commissions) of not less than $5,000,000.00, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use diligent efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a).

(b)         Any registration effected pursuant to Section 2.1 shall be underwritten. The Holders participating in the registration shall confer with the Company as to the selection of a managing underwriter. Should they fail to reach agreement, the selection shall be made by the Initiating Holder(s). All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting (which underwriter or underwriters shall be approved by a majority of the Board of Directors of the Company). Notwithstanding any other provision of this Section 2.1, if the underwriter determines in good faith and advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis (as nearly as practicable) based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), provided that no Registrable Securities shall be excluded unless and until securities proposed to be issued by the Company have been excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)          In addition, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)                                             with respect to each Initial Holder, after the Company has effected one (1)  registration of such Initial Holder pursuant to this Section 2.1, and such registration has been declared or ordered effective; provided, however, that, in the event of a withdrawal by such Initial Holder of a registration pursuant to this Section is based upon Material Adverse Information relating to the Company that is different from the information known or available, after diligent inquiry and review, to such Initial Holder requesting registration at the time of its request for registration under this Section, such registration shall not be counted toward such one (1)  () permitted registration pursuant to this Section;

(ii)                                          if the Company has effected a registration pursuant to this Section 2.1 within the preceding one hundred eighty (180) days, and such registration has been declared or ordered effective;

(iii)                                       during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred twenty (120) days following the effective date of, a Company-initiated registration subject to Section 2.2, provided that the Company is actively employing in good faith diligent efforts to cause such registration statement to become effective and it is agreed that in the event the total amount of securities, including Registrable Securities, to be included in such offering exceeds that amount of securities sold that the underwriters determine in good faith is compatible with the success of the offering, then no more than 25% of the Registrable Securities of Holders proposed to be included therein shall be excluded unless and until all other securities proposed to be sold, other than securities proposed to be sold by the Company in the offering, have been excluded;

(iv)                                      if the Company shall furnish to Holders requesting a registration pursuant to this Section 2.1, a certificate signed by the Company’s Chief

Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period and provided further, that the Company shall not register any other of its shares during such 120 days;

2.2         Company Registration.

(a)          If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Ordinary Shares being registered is Ordinary Shares issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 2.4(e), use its diligent efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)         Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

2.3         Form F-3 Registration.

In case the Company shall receive from any Holder[s] of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)          promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)         use diligent efforts to effect, as soon as practicable, such registration and such reasonable qualifications and compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i)                                             if Form F-3 is not available for such offering by the Holders;

(ii)                                          if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before any underwriters’ discounts or commissions) of less than $2,000,000.00;

(iii)                                       if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period and provided further, that the Company shall not register any other of its shares during such 120 day period;

(iv)                                      if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form F-3 for the Holders pursuant to this Section 2.3; or

(v)                                         in any particular jurisdiction in which the Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)          Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1.

2.4         Obligations of the Company.

Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use diligent efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred (100) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 100 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company and underwriter of Ordinary Shares (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such 100 day period shall be extended, if necessary, to keep the registration statement effective until the earlier to occur of the sale of all such Registrable Securities or their becoming exempt from registration under the Act, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement;

(b)         prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)          furnish to each Holder (i) a draft copy of the registration statement, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(d)         use diligent efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement. In connection with any offering involving an underwriting of shares of the Company’s capital stock under Section 2.2, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company under its sole discretion (which underwriter or underwriters shall be approved by a majority of the Board of Directors of the Company) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If any Holder disapproves of the terms of any such Underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 20 business days prior to the effective date of the registration statement. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold that the underwriters determine in good faith is compatible with the success of the offering, then subject to Section 2.1 above, the Company shall be required to include in the offering only that number of such securities in addition to the securities proposed to be offered by the Company, including Registrable Securities, that the underwriters determine in good faith will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, provided that no Registrable Securities of Holders shall be excluded unless and until all securities of other security holders have been excluded). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence;

(f)            notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)         cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h)         provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.5         Information from Holder.

(a)          It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and any other information with respect to such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

(b)         The Company shall have no obligation with respect to any registration requested pursuant to Section 2.3 if, due to the operation of sub-section 2.5(a), the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.3.

2.6         Expenses of Registration.

All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1 and 2.2 and 2.3, including, without limitation, all registration, filing and qualification fees (including “blue sky” fees), printers’ and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding that was commenced under Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration) except in the event of a withdrawn registration due to the disclosure of Material Adverse Information.

2.7         Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8         Indemnification.

In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter, within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated

therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, partner, officer, director, stockholder, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any such Holder, partner, officer, director, stockholder, counsel, accountant underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder, partner, officer, director, stockholder, counsel, accountant or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)         To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other stockholder selling securities in such registration statement and any controlling person of any such underwriter or other stockholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the sale of Registrable Securities in the registered offering out of which such Violation arises.

(c)          Promptly after receipt by an indemnified party under this Section 2.8 of actual knowledge of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)         If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering of its Registrable Securities received by such Holder.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that, unless otherwise agreed, in no event shall the provisions of such underwriting agreement impose potential liability on a Holder for indemnity or contribution in excess of the net proceeds from the offering of its Registrable Securities received by such Holder; and provided, further, however, the provisions on indemnification and contribution contained in the underwriting agreement shall not be deemed to be in conflict with the foregoing provisions solely by virtue of the fact that the underwriting agreement is silent on them.

(f)            The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9         Reports Under Securities Exchange Act of 1934.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

(a)          make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Public Offering;

(b)         file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the Initial Public Offering), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any applicable rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10   Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee of the Registrable Securities, provided that such transferee receives or purchases the entire amount of Registrable Securities then owned by the Holder, and agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitations the provisions of Section 2.8 above and 2.11 below. This provision shall not derogate from any provision which limits the right to transfer the Registrable Securities.

2.11   “Market Stand-Off” Agreement.

To the extent requested by the Company and managing underwriter of the Initial Public Offering or other underwritten offering of the Company’s securities by the Company, each Holder hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date which is seven (7) days prior to date of the final prospectus relating to such offerings and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (other than to donees or partners of the Holder who agree to be similarly bound), any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing provisions of this Section 2.11 shall not apply (A to the sale of any shares to an underwriter pursuant to an underwriting agreement or (B) the pledge of any shares, provided the beneficiary of the pledged shares agrees in writing to be subject to the terms of this agreement as if the beneficiary of the pledge was the owner of the shares. The underwriters in connection with such public offerings by the Company are intended third party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto; further, each Holder hereby agrees to enter into written agreement with such underwriters containing terms substantially equivalent to the terms of this Section 2.11, and each Holder hereby agrees that such underwriters shall be entitled to require each such Holder to enter into such a written agreement.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.12   Termination of Registration Rights.

No Holder shall be entitled to exercise any right provided for in this Section 2 after five years following the consummation of the Initial Public Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold without any volume limitations in any ninety (90) day period without registration in compliance with Rule 144(k) of the Act. If, after five years, any Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) cannot be sold without any volume limitations in any ninety (90) day period without registration in compliance with Rule 144(k) of the Act, the Company will use its best efforts to assist such Holder in disposing of such Registrable Securities; provided, however, that the Company shall not be required to bear any expense or subject itself to any liability in connection with, or as a result of, such assistance.

3.                                      Amendments and Waivers

Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities. Any amendment or waiver so effected will be binding upon the Company, the Shareholders and all of their respective successors and assigns whether or not such party, successor or assignee entered into or approved such amendment or waiver.

4.                                      Successors and Assigns

The provisions of this Agreement will inure to the benefit of and be binding upon the successors in interest, heirs and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.                                      Enforceability; Severability

The parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms. If necessary, the parties will, to the extent permissible by applicable law, amend this Agreement, or enter into a voting trust agreement under which the shares held by persons who are bound by this Agreement will be transferred to the voting trust created thereby, so as to make effective and enforceable the intent of this Agreement.

6.                                      Further Assurances

Each Shareholders and the Company will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

7.                                      Entire Agreement

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

8.                                      Delays or Omissions

No delay or omission to exercise any right power or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

9.                                      Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

10.                               Captions and Headings

The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.                               Notices

Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement must be in writing and will be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by email or facsimile to the address or number set forth below, respectively, if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by email or facsimile to the address or number set forth below, respectively, if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the mail, postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed. Each person making a communication hereunder by facsimile or email will promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or email pursuant hereto but the absence of such confirmation will not affect the validity of any such communication. A party may change or supplement the addresses given below, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

If to the Company:	RRSat Global Communications Network Ltd.
Reem Junction

D.N. Shikmim 79813
Israel

Tel: +972-8-861-0000
Fax: +972-8-861-0002
Email: david@rrsat.com
Attn.: Chief Executive Officer

with a copy to:	Naschitz, Brandes & Co.
5 Tuval Street
Tel Aviv 67897, Israel
Fax: +972-3-623-5051
Attn: Aaron M. Lampert, Adv.

If to the Shareholders:	To the persons and addresses indicated on the signature pages hereof

12.                               Governing Law; Jurisdiction

 This Agreement shall be governed by and construed according to the laws of the State of Israel. Any dispute arising under or in relation to this Agreement shall be governed by and construed according to the laws of the State of Israel and exclusively resolved by the courts of the State of Israel, and each of the parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of Tel Aviv, Israel.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RRSat Global Communications Network Ltd.:

-Signed-
By: David Rivel, Chief Executive Officer

Address:	Reem Junction
D.N. Shikmim 79813
Israel

Shareholders:

-Signed-
Delta Engineering Equipment Ltd.

Address:

Facsimile:
Email:

-Signed-
Kardan Communications Ltd.

Address:

Facsimile:
Email:

-Signed-
David Rivel

Address:

Facsimile:
Email: